                                                                   Exhibit 3-176
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                                              STATE OF DELAWARE
                                             SECRETARY OF STATE
                                          DIVISION OF CORPORATIONS
                                         FILED 09:00 AM  07/31/1995
                                             95017170 - 2529213


                          CERTIFICATE OF INCORPORATION

                                       OF

                             RAC ACQUISITION CORP.

   1. The name of the corporation is RAC Acquisition Corp.

   2. The address of the corporation's registered office in Delaware is 15 East North Street, Dover (Kent County), Delaware 19901. United Corporate Services, Inc. is the corporation's registered agent at that address.

   3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

   4. The corporation shall have authority to issue a total of 3,000 shares of common stock of the par value of $0.01 per share.

   5. The name of the sole incorporator is Mara P. Canner and her mailing address is 411 Hackensack Avenue, Hackensack, New Jersey 07601.

   6. The Board of Directors shall have the power to make, alter or repeal the by-laws of the corporation.

   7. The election of the Board of Directors need not be written by ballot.

   8. The corporation shall indemnify to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware as amended from time to time each person who is or was a director or officer of the corporation and the heirs, executors and administrators of such a person.

   9. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he may be liable (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.


                                     /s/ Mara P. Canner
                                     -------------------------------------------
                                     Mara P. Canner
                                     Sol Incorporator

Dated: July 31, 1995

                                              STATE OF DELAWARE
                                             SECRETARY OF STATE
                                          DIVISION OF CORPORATIONS
                                         FILED 09:00 AM  08/30/1995
                                             950197600 - 2529213


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            GANCI ACQUISITION CORP.

                         Pursuant to Section 242 of the
                      General Corporation Law of Delaware

   The undersigned, the Secretary of GANCI Acquisition Corp., a Delaware corporation (the "Corporation"), does hereby certify as follows:



   1. Paragraph 1 of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

           "1.   The name of the corporation is Health Resources of
      Warwick, Inc."

   2. Pursuant to Sections 228 and 242 of the General Corporation Law of Delaware, the foregoing amendment was duly adopted by the unanimous joint written consent of the Board of Directors of the Corporation and the sole stockholder of the Corporation on August 30, 1995.


Dated: August 3O, 1995

                                         /s/ BRADFORD C. BURKETT
                                         ---------------------------------------
                                         Bradford C. Burkett
                                         Secretary

                                              STATE OF DELAWARE
                                             SECRETARY OF STATE
                                          DIVISION OF CORPORATIONS
                                         FILED 10:00 AM  06/24/1998
                                            981245602 - 2529213


                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE


   HEALTH RESOURCES OF WARWICK, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

   The present registered agent of the corporation is UNITED CORPORATE SERVICES, INC. and the present registered office of the corporation is in the county of KENT COUNTY.

   The Board of Directors of HEALTH RESOURCES OF WARWICK, INC. adopted the following resolution on the 11th day of May, 1998.

   Resolved, that the registered office of HEALTH RESOURCES OF WARWICK, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

   IN WITNESS WHEREOF, HEALTH RESOURCES OF WARWICK, INC. has caused this statement to be signed by Ira C. Gubernick, its Secretary, this 15th day of
May, 1998.
                                      /s/ Ira C. Gubernick
                                      ------------------------------------------
                                      Ira C. Gubernick, Secretary